Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-202041) of Carey Watermark Investors Incorporated of our report dated March 12, 2015 relating to the financial statements and financial statement schedules, and of our reports dated March 12, 2013 relating to the financial statements of Long Beach Hotel Properties, LLC, and the financial statements of CWI AM Atlanta Perimeter Hotel, LLC, which each appear in this Form 10‑K.

/s/PricewaterhouseCoopers LLP
New York, New York
March 12, 2015